FIRST BANCORP ANNOUNCES LOAN SALE AND ACCELERATES DE-RISKING OF BALANCE SHEET

SAN JUAN, Puerto Rico – December 8, 2010 — First BanCorp (the “Corporation”) [NYSE:FBP] announced that it has signed, on December 7, 2010, a letter of intent to sell approximately a $701.9 million loan portfolio, with a net book value of $602.8 million, of which approximately 95% are adversely classified. The buyer is a new joint venture entity, majority owned by a global financial services firm.

The Corporation’s primarily goal with respect to this transaction is to accelerate de-risking and improve the Corporation’s risk profile. It will reduce the Corporation’s classified assets and non-performing loans by approximately $574.7 million and $301.6 million, respectively. The transaction will decrease the Corporation’s Puerto Rico non-performing construction and commercial real estate loans by 58% and 27%, respectively, and its Puerto Rico classified residential constructions loans by 64%. The $602.8 million net book value portfolio is composed of 67% construction loans, 27% commercial real estate loans and 6% commercial loans.

The Corporation expects to receive approximately $401.9 million, or a purchase price of 57.25% of the $701.9 million unpaid principal balance of the loans as of September 30, 2010, each to be updated from collections prior to the closing date.  The Corporation will recognize an estimated pre-tax loss of $112.1 million in this transaction, after taking into consideration the specific reserves of $88.9 million already assigned to the $602.8 million of the loans net book value. Considering the net book value and the specific additional reserves of the loans being sold, the transaction will have a modest impact on capital ratios.

As a consideration for the sale of the loans, the Corporation will receive $130.0 million in cash, a note for 50% of the purchase price as seller financing, and a 35% interest in the new joint venture. In addition, the Corporation will be providing additional financing to cover unfunded commitments for the completion of the construction projects.

Aurelio Aleman, President and Chief Executive Officer of First BanCorp stated, “Upon completion, this transaction will reduce First BanCorp’s non-performing assets significantly, de-risk and deleverage our balance sheet, and re-focus management efforts to business development in our markets. This transaction contributes to accelerating our return to profitability.”

The execution of any definitive purchase agreement is subject to completion of satisfactory confirmatory due diligence, currently in advanced stages, by the new joint venture entity. The letter of intent is non-binding. The Corporation targets to close the transactions before year-end.

About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 170 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty as to whether the Corporation will be able to issue $350 million of equity so as to meet the remaining substantive condition necessary to compel the U.S. Treasury to convert into common stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury; uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Commissioner of Financial Institutions of Puerto Rico (“OCIF”) that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether or not a definitive agreement providing for the sale of assets will be negotiated; uncertainty as to whether the Corporation will be able to complete future capital-raising efforts; uncertainty as to the availability of certain funding sources, such as retail brokered certificates of deposit; the risk of not being able to fulfill the Corporation’s cash obligations or pay dividends to its shareholders due to its inability to receive approval from the FED to receive dividends from FirstBank Puerto Rico; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered certificates of deposit and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered certificates of deposit to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; the adverse effect of litigation; developments in technology; risks associated with further downgrades in the credit ratings of the Corporation’s long-term senior debt; general competitive factors and industry consolidation; risks associated with the depression of the price of the Corporation’s common stock, including the possibility of the Corporation’s common stock being delisted from the New York Stock Exchange; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
787.729.8256